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                       [LETTERHEAD OF IDC APPEARS HERE]

International Data Corporation
5 Speen Street
Framingham, MA 01701
(508) 872-8200


References to International Data Corporation to be used:

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IDC estimates that the amount organizations will spend on products and services related to internet-based technical support will grow from $3 billion in 1999 to $14 billion in 2003.
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The Undersigned hereby consents to the references to the Undersigned included by
Morgan Stanley Dean Witter and any amendment thereto.


/s/ ALEXA MCCLOUGHAN
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Signed

Alexa McCloughan
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Name

Sr. Vice President 8/25/00
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Title/Date